UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 18, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2020, PG&E Corporation (the “Corporation”) announced that its board of directors (the “Corporation Board”) appointed Patricia K. Poppe, 52, as the Corporation’s Chief Executive Officer and a member of the Corporation Board, effective January 4, 2021.  Also on November 18, 2020, Pacific Gas and Electric Company (the “Utility”) announced that its board of directors (the “Utility Board”) appointed Ms. Poppe to the Utility Board, effective January 4, 2021.  William L. Smith, who is currently serving as Interim Chief Executive Officer of the Corporation, will continue his service as a director on the Corporation Board and Utility Board.

Ms. Poppe is currently president and chief executive officer of CMS Energy Corporation (“CMS”), an energy company operating primarily in Michigan, and its principal subsidiary, Consumers Energy Company (“Consumers”), where she has served in such capacities since July 2016.  Prior to that, Ms. Poppe was a senior vice president of distribution operations, engineering and transmission for CMS and Consumers, beginning March 2015, with overall responsibility for Consumers’ electric and natural gas distribution systems, energy operations and electric transmission. Prior to that, Ms. Poppe was a vice president of customer experience, rates and regulation of Consumers, beginning January 2011.  Ms. Poppe also has served as a member of the boards of directors of CMS and Consumers since May 2016.  Ms. Poppe is expected to cease her roles with CMS and Consumers on December 1, 2020, prior to the effectiveness of her appointment at the Corporation and the Utility.  Ms. Poppe also currently serves on the boards of directors of Whirlpool Corporation and Associated Electric & Gas Insurance Services Limited.

In connection with Ms. Poppe’s appointment, the Corporation and Ms. Poppe entered into an offer letter providing for a five-year term, with automatic annual renewals.  Under the offer letter, Ms. Poppe is entitled to a compensation package initially consisting of the following:

●
Ms. Poppe will receive a base salary of $1.35 million annually.  For 2021, Ms. Poppe will be eligible to participate in the Corporation’s Short-Term Incentive Plan, as in effect from time to time, with a target participation rate of 130% of her base salary.

●	Ms. Poppe will be eligible to participate in the Corporation’s Long-Term Incentive Plan (“LTIP”). For 2021, Ms. Poppe’s annual LTIP award will have a grant date fair value of $9,250,000.

●
Ms. Poppe will also receive a one-time “make-whole” award of 2,910,205 restricted stock units (“RSUs”) under the LTIP.  These RSUs will vest 50% on January 4, 2022 and 50% on January 4, 2023, subject to Ms. Poppe’s continued employment with the Corporation through the applicable vesting date.  This RSU award is designed to replace certain long-term stock awards of Ms. Poppe’s previous employer which she forfeited, and to the extent she receives those awards from CMS, the RSU award will be reduced by a corresponding amount.  In the event of Ms. Poppe’s “Involuntary Termination” or death or “Disability” (each as defined in in Section 3 of the Policy, as defined below), in each case, that occurs prior to the applicable vesting dates, the “make-whole” RSU award will vest in full, subject to the execution and non-revocation of a general release of claims by Ms. Poppe or her estate, as applicable.

●
Ms. Poppe will also receive a one-time “make-whole” cash bonus of $6.6 million, which is designed to replace her 2020 annual bonus, one of the long-term stock awards and certain unvested nonqualified deferred compensation benefits of her previous employer which she forfeited and to assist with expenses incurred in connection with her relocation to San Francisco and other increased cost-of-living expenses.  To the extent that Ms. Poppe receives that bonus or award from CMS, the “make-whole” cash bonus will be reduced by a corresponding amount.  The “make-whole” cash bonus is subject to claw-back in the event Ms. Poppe resigns, other than for “Good Reason,” or her employment is terminated for “Cause” (each as defined in Section 3 of the Policy), in each case, within 12 months of her start date.  For purposes of the two “make-whole” awards, a determination by the Corporation of “Cause” must be made by a vote of at least 75% of the Corporation Board (excluding Ms. Poppe).

●
Ms. Poppe will be eligible for severance benefits pursuant to the PG&E Corporation 2012 Officer Severance Policy (the “Policy”), as may be amended from time to time, except that “Cause” and “Good Reason” under the Policy will each have the meanings set forth in Section 3 of the Policy as currently in effect.

●	Ms. Poppe will be eligible to participate in the Corporation’s general benefit plans.

●
Prior to the relocation of Ms. Poppe and her family to San Francisco, she will be provided with private air transportation to the Corporation’s headquarters for six round trips for her and her family.  Ms. Poppe also will receive an annual perquisite allowance of $35,000 and is entitled to reimbursement for her legal expenses incurred in connection with the negotiation of her offer letter up to $25,000.

The foregoing summary of the offer letter is qualified in its entirety by reference to the full text of the offer letter as attached as Exhibit 10.1 hereto and which is incorporated by reference herein.

There are no arrangements or understandings between Ms. Poppe and any other person pursuant to which she was selected as an officer.  Furthermore, there are no family relationships between Ms. Poppe and any director or executive officer of the Corporation or the Utility. In addition, Ms. Poppe has not been party to any reportable transactions with the Corporation or the Utility pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Ms. Poppe will not receive any separate compensation for her service as a director of the Corporation or the Utility.

A copy of the related news release dated November 18, 2020 is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter between PG&E Corporation and Patricia K. Poppe, effective November 17, 2020
99.1	News release dated November 18, 2020
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: November 18, 2020	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: November 18, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary